EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our reports dated November 7, 2005 (May 22, 2006 as to the effects of the restatement discussed in Note 17) relating to the financial statements of American Achievement Group Holding Corp. and American Achievement Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Austin, TX

August 31, 2006